Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To Section 906 of

The Sarbanes-Oxley Act of 2002

In connection with the accompanying quarterly report on Form 10-Q of il2m International Inc. for the quarter ended November 30, 2014, I, Sarkis Tsaoussian, Principal Executive Officer and Principal Financial Officer of il2m International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such quarterly report of Form 10-Q for the quarter ended November 30, 2014, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such quarterly report of Form 10-Q for the quarter ended November 30, 2014, fairly represents in all material respects, the financial condition and results of operations of il2m International Inc.

Dated: February 4, 2015	/s/ Sarkis Tsaoussian
Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)